UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2013

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-150749	20-0420637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2556 Wagener Road Aiken, South Carolina	29801
(Address of principal executive offices)	(Zip Code)

(888) 434-0945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and License Agreements with Chongqing Polycomp International Corporation

Equity Interests Purchase Agreement

On May 28, 2013, AGY Hong Kong Limited (“AGY Hong Kong”), a majority-owned subsidiary of AGY Holding Corp. (the “Company”), entered into an Equity Interests Purchase Agreement (the “Purchase Agreement”) with Chongqing Polycomp International Corporation (“CPIC”). Pursuant to the Purchase Agreement, AGY Hong Kong will sell 100% of the equity interests in AGY Shanghai Technology Co., Ltd. (“AGY Shanghai”) to CPIC for aggregate consideration in the amount of US$1 million (the “Divestiture”).

The closing of the Divestiture is subject to a number of conditions precedent, including, among others, (a) the accuracy of representations and warranties made in the agreement and the performance of the obligations required to be performed prior to the closing, (b) receipt of the required government approvals for the Divestiture, (c) entry by the Company and AGY Shanghai into an Intellectual Property License Agreement (the “IP License Agreement”) and (d) receipt of consent from the Bank of Shanghai to the Divestiture.

The Purchase Agreement may be terminated by (a) mutual written consent of the parties, (b) AGY Hong Kong or CPIC if (i) the required government approvals for the Divestiture have not been obtained within three (3) months of May 28, 2013 or (ii) there is in effect a final, non-appealable government order permanently restraining, enjoining or prohibiting the Divestiture, (c) AGY Hong Kong if (i) CPIC breaches or fails to perform any of its representations, warranties or covenants set forth in the Purchase Agreement (subject to a five-business-day cure period) or (ii) the Bank of Shanghai has not given its written consent to the Divestiture within forty-five (45) days of May 28, 2013 and (d) CPIC if AGY Hong Kong breaches or fails to perform any of its representations, warranties or covenants set forth in the Purchase Agreement (subject to a five-business-day cure period).

Pursuant to the Purchase Agreement, CPIC has agreed not to solicit any employees of AGY Hong Kong or Mr. Victor Gu, who is an employee of the Company working in China. Additionally, CPIC has agreed that it shall cause AGY Shanghai to change its name within thirty (30) days of the closing of the Divestiture, so that the “AGY” name (including the Chinese translation thereof) will no longer be used by CPIC or AGY Shanghai.

Subject to satisfaction or waiver of the conditions precedent to closing, the Divestiture is expected to close during the third quarter of 2013.

The transaction will result in a reduction in non-recourse debt totaling US$38.8 million at March 31, 2013. The Company’s AGY US and AGY Asia operating segments are managed separately based on differences in their manufacturing and technology capabilities, products and services and their end-markets as well as their distinct financing agreements. During the first quarter of 2013, AGY Asia production output accounted for less than 0.7% of the sales recognized by the AGY US segment.

Intellectual Property License Agreement

On May 28, 2013, the Company and AGY Shanghai entered into the IP License Agreement. Pursuant to the IP License Agreement, the Company grants AGY Shanghai an exclusive (except as to the Company and its affiliates), royalty-bearing, non-transferable and non-sublicensable license to make specified glass fiber yarn products (“Products”) manufactured by AGY Shanghai using certain E Glass licensed know-how in AGY Shanghai’s facilities and to sell such Products to customers located within Asia (excluding North Korea) and Australia (the “Territory”) for a period of three (3) years from the closing of the Divestiture (such closing date, the “Effective Date”). Following this three (3) year period, the license will be non-exclusive. The license does not permit AGY Shanghai to sell products within the Territory for resale outside the Territory, including to customers who export unimproved Products or components thereof outside of the Territory. Improvements solely developed by or on behalf of the Company or by or on behalf of AGY Shanghai, respectively, or their respective affiliates, during the term of the agreement will be owned by the party who solely developed the improvement.

In consideration for the license granted under the IP License Agreement, AGY Shanghai will pay the Company an aggregate of US$2.2 million in royalties. The IP License Agreement and the license granted thereunder are subject to customary termination provisions and assignment restrictions, as described in the agreement.

Press Release

On May 31, 2013, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit Number	Title

	99.1	Press Release dated May 31, 2013.

Certain statements contained in this Current Report on Form 8-K are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “should” or “could.” Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. Although AGY believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Among these risks and uncertainties are general economic and business conditions; our ability to complete the sale of our interest in AGY Shanghai; our ability to complete the anticipated restructuring of our debt; AGY’s substantial debt and ability to generate cash flows to service its debt; AGY’s compliance with the restrictive covenants contained in its various debt agreements; adverse changes in market conditions or product demand; the level of cost reduction achieved through restructuring and capital expenditure programs; changes in energy, alloy metals and raw material costs and availability; downward selling price movements; the success of new technology; labor disputes or increased labor costs; AGY US’s borrowing base sensitivity to precious metals market prices and amount of owned alloy metals; AGY US’s ability to maintain an available minimum $6.25 million borrowing capacity to avoid the triggering of a springing covenant, which would likely result in an event of default under its senior secured revolving facility; currency and interest rate fluctuations; increases in AGY’s leverage; changes in AGY’s business strategy or development plans; the timing and cost of plant closures; and increases in the cost of compliance with laws and regulations. Additional factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those risk factors listed from time to time in AGY’s filings with the Securities and Exchange Commission. Except as required by applicable law, AGY assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: May 31, 2013	By:	/s/ Jay W. Ferguson
		Name:	Jay W. Ferguson
		Title:	Chief Financial Officer, Interim

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press Release dated May 31, 2013.